SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 7, 2005

CASCADE CORPORATION
(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718
(Address of principal executive offices) (Zip Code)

(503) 669-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

                At Cascade’s annual meeting of shareholders held on June 7, 2005, the shareholders approved the amendment of Cascade’s Stock Appreciation Rights Plan (“SAR Plan”) to (1) limit to 750,000 the number of shares of Cascade common stock that may be issued under the SAR Plan upon the exercise of stock appreciation rights, (2) limit to 100,000 the number of shares of Cascade common stock that may be issued under the SAR Plan to any one individual upon the exercise of stock appreciation rights awarded during any single fiscal year, and (3) increase the annual award of stock appreciation rights to non-employee directors from 1,000 to 2,700.  The amendment was adopted by Cascade’s board of directors, subject to shareholder approval, on March 1, 2005.  A copy of the SAR Plan, as amended, is included as Exhibit 10.1 to this Form 8-K.

Item 2.02.  Results of Operations and Financial Condition.

                On June 9, 2005, Cascade issued a press release announcing results for its first fiscal quarter ended April 30, 2005, and held a telephone conference call regarding the results.  The press release is included as Exhibit 99.1 and the transcript of the conference call is included as Exhibit 99.2 to this Form 8-K.  This discussion, as well as the press release and the transcript, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01.  Other Events.

                At Cascade’s annual meeting of shareholders held on June 7, 2005, Robert C. Warren, Jr., President and Chief Executive Officer, addressed those present regarding Cascade’s operations.  A transcript of Mr. Warren’s remarks is included as Exhibit 99.3 to this Form 8-K.  This discussion, as well as the transcript, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.  The following exhibits are included with this report:

10.1	Cascade Corporation Stock Appreciation Rights Plan.
99.1	Press release issued on June 9, 2005.
99.2	Transcript of conference call held on June 9, 2005.
99.3	Transcript of remarks of Robert C. Warren, Jr. at Annual Meeting of Shareholders held on June 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER
Joseph G. Pointer
Secretary

Dated: June 13, 2005